UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2016

Foot Locker, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	1-10299	13-3513936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 720-3700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 26, 2016, Foot Locker, Inc. (the “Company”) issued a press release announcing its financial and operating results for the fourth quarter and full-year 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release includes non-GAAP financial measures of fourth quarter and full-year 2015 net income excluding the impairment of certain Runners Point Group assets, and a charge related to pension litigation. The press release also includes non-GAAP financial measures of fourth quarter and full-year 2014 net income excluding integration costs associated with Runners Point Group, the impairment of certain trade names, and a gain on the sale of a property.

The Company believes these non-GAAP financial measures provide useful information to investors because they allow for a more direct comparison of the Company’s performance for the fourth quarter and full-year 2015 to the Company’s performance in the comparable prior-year periods. The non-GAAP financial measures are provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. A GAAP to non-GAAP reconciliation of these measures is provided in the Condensed Consolidated Statements of Operations, which is part of the press release. A copy of the press release is furnished as Exhibit 99.1, which, in its entirety, is incorporated herein by reference.

The Company is hosting a conference call on February 26, 2016 to discuss its fourth quarter and full-year 2015 financial results, provide its current outlook for 2016, comment on the status of its current initiatives, and discuss trends in its business and the athletic industry. A GAAP to non-GAAP reconciliation schedule for all of the non-GAAP measures referred to in the Company’s prepared conference call remarks is attached as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 26, 2016, issued by Foot Locker, Inc.

99.2	Reconciliation of Non-GAAP Measures

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: February 26, 2016	By:	/s/ Lauren B. Peters
		Name:	Lauren B. Peters
		Title:	Executive Vice President and
Chief Financial Officer